American Patriot Financial Group, Inc. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on August 31, 2012

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report are available at
www.americanpatriotbank.com/investor_2012.htm

To vote your proxy while visiting this site you will need the 12 digit control number in the box below.

If you want to request a paper or email copy of the proxy materials, you may send your request by August 13, 2012 to American Patriot Financial Group, Inc., P.O. Box 610, Greeneville, Tennessee 37744, Attention: Sherilyn Bannach, or by calling 423-636-1555 or emailing stock@americanpatriotbank.com. You will not receive printed copies of the proxy materials in the mail unless you specifically request them. There is no charge to you for requesting a copy. You may also select a future delivery preference.

If you wish to vote your shares in person at the Annual Meeting, you will need to request a ballot at the meeting. Directions to the meeting can be obtained by following instructions in the proxy statement.

VOTER CONTROL NUMBER

PLEASE NOTE – YOU CAN NOT VOTE BY RETURNING THIS NOTICE

AMERICAN PATRIOT FINANCIAL GROUP, INC. Notice of Annual Meeting

Date:	Friday, August 31, 2012
Time:	2:30 PM Eastern Daylight Time
Place:	General Morgan Inn, 111 North Main Street, Greeneville, Tennessee 37743

The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in the Proxy Statement, are as follows:
1.	To elect one (1) Class II director to serve until the 2015 annual meeting of shareholders and one Class I director to serve until the 2014 annual meeting of shareholders, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Hazlett, Lewis & Bieter, PLLC as the Company’s independent registered public accounting firm for fiscal year 2012; and
3.	To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote FOR the approval of all of the Proposals.